                                                                    EXHIBIT 99.3
















                             TOWER VENTURES II, LLC

                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

     In our opinion, the accompanying statement of financial position and the related statements of operations and members' deficit and of cash flows present fairly, in all material respects, the financial position of Tower Ventures II, LLC (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the financial statements, on June 23, 2000, the Company sold its tower assets to Pinnacle Towers Inc. for $30,000,000.


PricewaterhouseCoopers LLP

Tampa, Florida
July 18, 2000




















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

                             TOWER VENTURES II, LLC

                        STATEMENTS OF FINANCIAL POSITION

                                                              MARCH 31,    DECEMBER 31,
                                                                2000          1999
                                                             -----------   ------------
                                                             (UNAUDITED)
ASSETS
Current assets:
  Cash.....................................................  $  303,747     $  573,682
  Due from related parties, net............................     473,888        339,452
  Accounts receivable......................................          --          2,865
  Prepaid expenses.........................................     129,605        143,775
                                                             ----------     ----------
          Total current assets.............................     907,240      1,059,774
Fixed assets, net of accumulated depreciation of $246,960
  and $164,003, respectively...............................   3,813,658      3,794,296
Other assets...............................................       3,741          3,741
                                                             ----------     ----------
                                                             $4,724,639     $4,857,811
                                                             ==========     ==========

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses....................  $  171,216     $  275,679
  Deferred revenue.........................................     127,530        172,064
  Notes payable, current portion...........................     362,353        355,751
                                                             ----------     ----------
          Total current liabilities........................     661,099        803,494
Notes payable, long-term...................................   4,690,446      4,782,770
                                                             ----------     ----------
          Total liabilities................................   5,351,545      5,586,264
                                                             ----------     ----------
Commitments and contingencies (Note 5)
Members' deficit...........................................    (626,906)      (728,453)
                                                             ----------     ----------
                                                             $4,724,639     $4,857,811
                                                             ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                             TOWER VENTURES II, LLC

                 STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

                                                           THREE MONTHS   THREE MONTHS
                                                              ENDED          ENDED        YEAR ENDED
                                                            MARCH 31,      MARCH 31,     DECEMBER 31,
                                                               2000           1999           1999
                                                           ------------   ------------   ------------
                                                           (UNAUDITED)    (UNAUDITED)
Revenue..................................................   $ 400,535      $  57,305      $ 643,087
Direct operating expenses, excluding deprecation.........      80,067         53,158        535,848
                                                            ---------      ---------      ---------
          Gross margin, excluding depreciation...........     320,468          4,147        107,239
                                                            ---------      ---------      ---------
Other expenses:
  General and administrative expenses....................      37,335         36,032        273,943
  Depreciation...........................................      82,957         36,779        147,116
                                                            ---------      ---------      ---------
                                                              120,292         72,811        421,059
                                                            ---------      ---------      ---------
Income (loss) from operations............................     200,176        (68,664)      (313,820)
Interest expense.........................................      98,629         11,769        228,671
                                                            ---------      ---------      ---------
Net income (loss) allocable to members...................     101,547        (80,433)      (542,491)
Members' deficit, beginning of period....................    (728,453)      (184,962)      (185,962)
                                                            ---------      ---------      ---------
Members' deficit, end of period..........................   $(626,906)     $(265,395)     $(728,453)
                                                            =========      =========      =========

   The accompanying notes are an integral part of these financial statements.


























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

                            TOWERS VENTURES II, LLC

                            STATEMENTS OF CASH FLOWS

                                                           THREE MONTHS   THREE MONTHS
                                                              ENDED          ENDED        YEAR ENDED
                                                            MARCH 31,      MARCH 31,     DECEMBER 31,
                                                               2000           1999           1999
                                                           ------------   ------------   ------------
                                                           (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................   $ 101,547     $  (80,433)    $  (542,491)
                                                            ---------     ----------     -----------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation........................................      82,957         36,779         147,116
     (Increase) decrease in:
       Due from affiliates...............................    (134,436)      (103,104)       (406,671)
       Accounts receivable...............................       2,865         (3,971)            195
       Prepaid expenses and other current assets.........      14,170         19,110         (72,606)
       Other assets......................................          --         (2,092)            767
     Increase (decrease) in:
       Accounts payable and accrued expenses.............    (104,463)       (89,556)        160,774
       Deferred revenue..................................     (44,534)         5,225         150,579
                                                            ---------     ----------     -----------
          Total adjustments..............................    (183,441)      (137,609)        (19,846)
                                                            ---------     ----------     -----------
Net cash used in operating activities....................     (81,894)      (218,042)       (562,337)
                                                            ---------     ----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................................    (102,319)      (633,099)     (3,207,811)
                                                            ---------     ----------     -----------
Net cash used in investing activities....................    (102,319)      (633,099)     (3,207,811)
                                                            ---------     ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit...........................          --             --       1,900,000
  Repayment of short-term debt...........................     (85,722)      (116,146)       (338,293)
  Borrowings under promissory notes......................          --      1,900,000       2,600,000
                                                            ---------     ----------     -----------
Net cash (used in) provided by financing activities......     (85,722)     1,783,854       4,161,707
                                                            ---------     ----------     -----------
Net (decrease) increase in cash..........................    (269,935)       932,713         391,559
Cash at beginning of period..............................     573,682        182,123         182,123
                                                            ---------     ----------     -----------
Cash at end of period....................................   $ 303,747     $1,114,836     $   573,682
                                                            =========     ==========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest...................................   $  99,558     $   31,887     $   215,004
                                                            =========     ==========     ===========

   The accompanying notes are an integral part of these financial statements.


























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

                             TOWER VENTURES II, LLC

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Tower Ventures II, LLC (the "Company"), a Tennessee limited liability company, owns telecommunication towers and leases space on its towers to customers in the wireless communications industries in Arkansas, Mississippi, Tennessee, South Carolina and North Carolina.

     On June 23, 2000, the Company sold its tower assets to Pinnacle Towers Inc. In accordance with the purchase agreement, the Company received approximately $30.0 million for thirty-six towers, and related assets.
     The March 31, 2000 and 1999 financial statements are unaudited, but in the opinion of management include all adjustments, which consist of normal recurring adjustments, necessary for a fair presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

  Fixed Assets

     Telecommunications assets consist of towers, tower attachments, and monitoring and safety equipment, which are recorded at cost and depreciated over the estimated useful lives of the assets, which range from 10 to 15 years. Betterments, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

  Impairment of Long-Lived Assets

     The Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 31, 1999, management does not believe that an impairment reserve is required.

  Fair Value of Financial Instruments

     The carrying amount of the Company's financial instruments at December 31, 1999, which includes accounts receivable, accounts payable, due from affiliate, and short-term notes payable, approximates fair value due to the short maturity of those instruments.

  Revenue Recognition

     Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due. Any rental amounts received in advance of the month due are recorded as deferred revenue.

  Allocation of Expenses

     General and administrative expenses were charged by its affiliates based on expense incurred or service performed by the affiliate on behalf of the Company.










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
                             TOWER VENTURES II, LLC

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     The Company is a limited liability company and, as such, passes through its U.S. federal and state taxable income to its members, who are responsible for income taxes on such taxable income. Therefore, there is no provision of U.S. tax purposes.

3. FIXED ASSETS

     Fixed assets consist of the following:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Telecommunications assets:
  Telecommunications tower assets...........................   $3,736,744
  Fences and gates..........................................      140,687
  Site development..........................................       80,868
                                                               ----------
          Total telecommunications assets...................    3,958,299
Accumulated depreciation....................................     (164,003)
                                                               ----------
Fixed assets, net...........................................   $3,794,296
                                                               ==========

     Depreciation expense was $147,116 for the year ended December 31, 1999.

4. NOTES PAYABLE

     The Company also entered into a note payable for $100,000 with a fixed interest rate of 7.25% in 1999. The balance of the note and the accrued interest was repaid to the financial institution during 1999.

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Note to financial institution, $2.0 million maximum
  available under line of credit, secured by the assignment
  of rents and lease of the Company and guaranteed by the
  Company. Interest payable monthly at a fixed rate of 8.20%
  beginning February 15, 2000...............................   $1,900,000
Note to a financial institution, secured by the assignment
  of rents and leases of the Company and guaranteed by the
  Company, monthly payments of $13,736, including fixed
  interest rate of 7.20%. Final payment due August 2,
  2003......................................................      887,474
Note to a financial institution, secured by the assignment
  of rents and leases of the Company and guaranteed by the
  Company, monthly payments of $24,880, including fixed
  interest rate of 7.25%. Final payment due February 4,
  2004......................................................    1,674,683
Note to a financial institution, secured by the assignment
  of rents and leases of the Company and guaranteed by the
  Company, monthly payments of $9,900, including fixed
  interest rate of 8.00%. Final payment due June 1, 2004....      676,364
Less current maturities.....................................     (355,751)
                                                               ----------
          Total.............................................   $4,782,770
                                                               ==========

                             TOWER VENTURES II, LLC

     Future maturities of long-term debt as of December 31, 1999 are as follows:

2000........................................................  $  355,751
2001........................................................     382,903
2002........................................................     412,130
2003........................................................     872,997
2004 and thereafter.........................................   3,114,740
                                                              ----------
                                                              $5,138,521
                                                              ==========

5. COMMITMENTS AND CONTINGENCIES

     The Company is obligated under noncancelable leases for land which expire at various dates through September 2004. The leases have multiple renewal options for 5 years each. The future minimum lease commitments under these leases as of December 31, 1999 are as follows:

2000........................................................  $232,146
2001........................................................   232,146
2002........................................................   232,146
2003........................................................   181,348
2004........................................................    40,875
                                                              --------
                                                              $918,661
                                                              ========

     Rental expense for the year ended December 31, 1999 was $148,374.

6. TENANT LEASES

     The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of December 31, 1999.

2000........................................................  $1,636,620
2001........................................................   1,669,320
2002........................................................   1,669,320
2003........................................................   1,296,620
2004 and thereafter.........................................     357,750
                                                              ----------
                                                              $6,629,630
                                                              ==========

Principally all leases provide for renewal at varying escalations.

7. RELATED PARTY TRANSACTIONS

     During 1999, the Company incurred costs for the acquisition, construction and maintenance of tower assets on behalf of an affiliate. Total costs incurred during the year were approximately $474,000. Additionally, the Company loaned approximately $310,000 to an affiliate for operations and construction of tower assets. Total amount due from affiliates at December 31, 1999 was approximately $432,000 and is included in due from related parties on the statement of financial position.

     For the year ended December 31, 1999, general and administrative expenses of $105,828 were allocated to the Company from affiliates, of which $91,828 was payable to the affiliate at December 31, 1999. Amounts payable to affiliates for these allocations have been netted against due from related party on the statement of financial position.


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